Exhibit 10.20

STOCK RESTRICTION AGREEMENT

In accordance with the Exchange Acknowledgement and Agreement to which this Stock Restriction Agreement is attached (the “Exchange Agreement”), and pursuant to the terms and conditions of this Stock Restriction Agreement (this “Stock Restriction Agreement”), the management unitholder set forth on the signature page hereto (the “Management Unitholder”) has received the number of shares of common stock of Certara, Inc. (f/k/a EQT Avatar Topco, Inc.), a Delaware corporation (the “Company”), par value $0.01 per share (the “Restricted Stock”), set forth below in exchange for unvested Class B Units of the Partnership (as defined in the Exchange Agreement) initially granted under the Unit Equity Agreements (as defined in the Exchange Agreement).

1.             Definitions.

(a)           “Company Group” means, collectively, the Company and its direct and indirect subsidiaries.

(b)           “Service Recipient” means the member of the Company Group that the Management Unitholder is principally employed with or to which such Unitholder principally provides services, as applicable.

(c)           “Termination” means the termination of a Management Unitholder’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).

2.             Vesting Conditions. Upon receipt, shares of Restricted Stock shall initially be unvested and shall vest as follows:

Shares of Restricted Stock received in exchange for Class B Units designated as Time Vesting Units in the Unit Equity Agreements, will continue to vest over the same five-year period following the applicable date of grant of such Class B Units. Shares of Restricted Stock received in exchange for Class B Units designated as Performance Vesting Units in the Unit Equity Agreements (“Performance Vesting Units”) will vest as to 20% of such Shares of Restricted Stock on each anniversary of the applicable grant date of such Performance Vesting Units, in each case, subject to Management Unitholder’s continued employment through each applicable vesting date; provided, that 100% of all such Shares will vest upon Management Unitholder’s Termination by the Company without Cause following the occurrence of a Change in Control (each as defined in the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”)). With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its “Restricted Period.” The vesting conditions applicable to the Restricted Stock as set forth in this Section 2 constitute an amendment to the original vesting terms applicable to the Class B Units for which such shares of Restricted Stock are exchanged. Management Unitholder hereby consents to such amended vesting terms in accordance with Section 8(b) of the 2017 Plan (as defined in the Exchange Agreement).

3.             Treatment of Shares of Restricted Stock Upon Termination. Except as set forth in Section 2 of this Stock Restriction Agreement, in the event of the Management Unitholder’s Termination for any reason prior to the time that all of the shares of Restricted Stock have vested, (A) all vesting with respect to such Restricted Stock shall cease and (B) unvested shares of Restricted Stock shall be forfeited to the Company by the Management Unitholder for no consideration as of the date of such Termination.

4.             Company. The term “Company” as used in this Stock Restriction Agreement with reference to employment shall include the Company and its Subsidiaries.

5.             Non-Transferability. Until the Restricted Period has expired, the shares of Restricted Stock are not transferable by the Management Unitholder. Except as otherwise provided herein, during the Restricted Period, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall be forfeited to the Company.

6.             Notice. Every notice or other communication relating to this Stock Restriction Agreement between the Company and the Management Unitholder shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Management Unitholder to the Company shall be mailed or delivered to the Company at its principal executive office, for the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Management Unitholder may be given to the Management Unitholder personally or may be mailed to the Management Unitholder at the Management Unitholder’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Management Unitholder and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Management Unitholder from time to time.

7.             No Right to Continued Service. This Stock Restriction Agreement does not confer upon the Management Unitholder any right to continue as an employee or service provider to the Company or any of its affiliates.

8.             Binding Effect. This Stock Restriction Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

9.             Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Stock Restriction Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to by the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

10.           Governing Law. This Stock Restriction Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

11.           Imposition of Other Requirements. The Company reserves the right to impose other requirements on the shares of Restricted Stock, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Management Unitholder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.           Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock by electronic means. The Management Unitholder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.           Entire Agreement. This Stock Restriction Agreement and the Exchange Agreement constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

[Signatures on next page.]

THE UNDERSIGNED MANAGEMENT UNITHOLDER ACKNOWLEDGES RECEIPT OF THIS STOCK RESTRICTION AGREEMENT AND AGREES TO BE BOUND BY THE TERMS OF THIS STOCK RESTRICTION AGREEMENT.

MANAGEMENT UNITHOLDER

CERTARA, INC.

By:
Title: